Exhibit 10.1

AMENDMENT AGREEMENT

(LIBOR TRANSITION – BILATERAL LOAN)

Dated: Sep 24, 2021

BORROWER(S):	DONEGAL GROUP INC
Referred to herein, individually and collectively as “Borrower”

BANK:
M&T BANK (a/k/a Manufacturers and Traders Trust Company), a New York banking corporation with an address of One M&T Plaza (Attn: Office of General Counsel), Buffalo, New York 14203 Referred to herein as “Bank”

LOAN:	Loan Facility – $20,000,000.00
Account Number: 99657171670000000208 dated on or about 2020-08-01

In consideration of the amendment to the Loan (defined below), the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Bank Agree as follows:

1.	LOAN DESCRIPTION, PURPOSE STATEMENT AND DEFINED TERMS

a.     Loan Description. This Amendment Agreement (“Amendment”) relates to that certain loan obligation or credit facility (“Loan”) described at the beginning of this Amendment and evidenced by certain documents and instruments, which may include a promissory note or notes, credit agreement and/or other similar instrument or agreement, together with all other documents and instruments executed in connection with or relating to the Loan or any collateral security for the Loan (as the same may have been or may be amended, modified or supplemented from time to time, including, without limitation, if the Loan is evidenced by a controlling credit agreement together with separate promissory notes evidencing each draw, such separate promissory notes related to such Loan executed on or after the date hereof) (individually a “Loan Document” and collectively, the “Loan Documents”).

b.     Purpose Statement; Acknowledgement and Waiver. The purpose of this Amendment is to provide for and facilitate a future conditional transition of the interest rate applicable to the Loan (the “Interest Rate”) from a rate determined as set forth in the applicable provisions of the Loan Documents based on the particular U.S. Dollar LIBOR (as defined herein), to a replacement interest rate determined in accordance with the terms provided for in this Amendment (the “Transition”). The parties hereto each (i) acknowledge that they enter into this Amendment with an understanding that the transition provided for herein does not ensure or guaranty economic equivalence, at the point of transition or thereafter, with respect to the Interest Rate, (ii) agree to accept the outcome of the interest rate transition determined by the Bank in accordance with the terms hereof, and (iii) waive and release all Claims (as defined herein) against the other parties hereto related to the Transition.

c.      Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms (or analogous, synonymous or similar defined terms, as applicable) in the applicable Loan Documents. Notwithstanding the preceding sentence, to the extent any terms defined in the Loan Documents are or become inconsistent with (or are amended or rendered inapplicable or ineffective by) any terms or concepts incorporated into the Loan Documents pursuant to this Amendment, either prior to or in connection with a prescribed Transition, the terms and concepts provided for in this Amendment shall control.

2.	AMENDMENTS

a.     Effect of Benchmark Transition Event. Notwithstanding anything to the contrary contained in the applicable Loan Documents, the terms of the Loan and the applicable Loan Document(s) are hereby amended to include the following provisions under a new section in the applicable Loan Document to be titled “Benchmark Replacement Setting”:

Benchmark Replacement Setting

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (i) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto or to any other Loan Document, and (ii) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with and Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting that occurs more than five (5) Business Days after the date notice of such Benchmark Replacement is provided to the Borrower, without any amendment hereto or to any other Loan Document, or further action or consent of the Borrower, so long as the Bank has not received, by such time, written notice of Borrower’s objection to such Benchmark Replacement (which notice must in all instances be delivered electronically to a designated Bank email address or as otherwise directed by Bank, in accordance with instructions to be included in the Bank’s notice thereof to Borrower). For purposes of this Section titled “Benchmark Replacement Setting” (this “Section”), any interest rate hedging agreement related to the Loan shall be excluded from the definition of a “Loan Document.”

The parties hereto acknowledge that a Benchmark Transition Event has occurred with respect to LIBOR with the public announcements on March 5, 2021, by the ICE Benchmark Administration (IBA) and the U.K. Financial Conduct Authority (FCA), that the IBA will permanently cease to publish all remaining tenors of LIBOR on June 30, 2023, for which the related Benchmark Replacement Date is anticipated to be June 30, 2023.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower or any other party to the Loan Documents. The Bank shall not be liable to the Borrower or any other party to the Loan Documents for any Benchmark Replacement Conforming Changes made by the Bank in good faith.

(c)   Notices; Standards for Decisions and Determinations. The Bank will provide notification to the Borrower (which may at the Bank’s discretion be electronic, part of a billing statement, a general notice to customers or other communication) of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes within a reasonable time prior to such implementation and effectiveness, as applicable. Any determination, decision or election that may be made by the Bank pursuant to this Section, including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding upon the Borrower and any other parties to the Loan Documents absent manifest error and may be made in the Bank’s sole discretion and without consent from the Borrower or any other party to the Loan Documents, except, in each case, as expressly required pursuant to this Section.

(d)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Bank may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Bank may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(e)     Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section, the Borrower may revoke (as applicable) any request for an advance/borrowing of, conversion to or continuation of a loan earning interest at the then-current Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance/borrowing of or conversion to a loan that shall accrue interest at the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. For the purposes hereof, “Base Rate” shall mean the rate (or rate formula, as applicable) set forth in the Loan Documents as the primary alternative to and/or fallback for the then-current Benchmark, which may be defined or referred to in the Loan Documents as a base rate, alternate base rate or prime-based rate (or any analogous, synonymous or similarly defined term, as applicable).

(f)	Certain Defined Terms. As used in this Section:

(1)  “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to the Loan Documents as of such date.

(2)  “Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section.

(3)   “Benchmark Replacement” means, for any Available Tenor the first alternative set forth in the order below that is applicable (based on the applicability restrictions below) and can be determined by the Bank for the applicable Benchmark Replacement Date:

(a)	the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;
(b)	the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;
(c)
the sum of: (i) the alternate benchmark rate that has been selected by the Bank as the replacement For the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (ii) the related Benchmark Replacement Adjustment;

Notwithstanding the above, clause (a) above shall not be utilized to the extent the applicable tenor of LIBOR is overnight LIBOR, in which case the next available alternative beginning with clause (b) shall apply.
If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor.

(4)  “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)	for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Bank:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)
for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Bank in its reasonable discretion.

(5)  “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Loan).

(6)   “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)	in the case of clause (b) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;or

(c)
in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as the Bank has not received, by 5:00 p.m. (ET) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and
(ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

(7)  “Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

(8)  “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section.

(9)  “Business Day” means any day other than Saturday, Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

(10) “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

(11) “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.

(12) “Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the election by the Bank to trigger a fallback from LIBOR and the provision by the Bank of written notice of such election to the Borrower.

(13) “Floor” means the benchmark rate floor, if any, provided in the Loan Documents initially (as of the execution of such Loan Documents, the modification, amendment or renewal of the Loan Documents or otherwise) with respect to LIBOR.

(14) “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

(15) “LIBOR” means the London interbank offered rate for U.S. dollars as defined in the Loan Documents.

(16) “Reference Time” with respect to any setting of the  then-current Benchmark means (i) if  such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting (except as may otherwise be provided in the Loan Documents for overnight LIBOR pricing), and (ii) if such Benchmark is not LIBOR, the time determined by the Bank in its reasonable discretion.

(17) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

(18) “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

(19) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

(20) “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

(21) “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that (i) has been selected or recommended by the Relevant Governmental Body and (ii) is displayed on a screen or other information service that publishes such rate from time to time, as determined by the Bank in its reasonable discretion.

(22) “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.     RATIFICATION. Except as expressly set forth herein, all terms, covenants, provisions, representations, warranties and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed, and continued in full force and effect as if fully restated herein. All provisions in the Loan Documents that are currently worded in such a manner as to be related only to LIBOR, including, without limitation, provisions relating to any increased costs, illegality or temporary unavailability of LIBOR, are amended hereby to facilitate the continued application of such provisions to the Benchmark Replacement, if and when applicable, as determined in accordance with the terms hereof.  All provisions in the Loan Documents evidencing the applicable interest rate margin for the Loan (the number of percentage points or basis points added to the LIBOR component to determine the applicable interest rate) remain in effect, are hereby ratified and shall not be amended or modified hereby. All provisions (if any) in the Loan Documents that provide for a minimum interest rate or floor, including an all-in minimum interest rate and a minimum index rate for the LIBOR benchmark (for which the Replacement Benchmark shall be substituted) shall remain in effect, are here ratified and shall not be amended or modified hereby.

4.     CONFIRMATION OF COLLATERAL. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the collateral securing the Loan or the other Loan Documents, or any rights or obligations thereunder, or a waiver by the Bank of any of its rights or remedies under the Loan Documents or at law or in equity. All liens, security interests, rights and remedies granted to the Bank in the collateral and under the Loan Documents are hereby ratified, confirmed and continued.

5.     REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Bank that (i) the execution, delivery and performance of this ratification has been duly and properly authorized; (ii) the person signing on behalf of the Borrower has the authority to do so; and (iii) this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms.

6.    ACKNOWLEDGMENT, WAIVER AND RELEASE. In consideration of the Bank’s amendment to the Loan, the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged Borrower hereby confirms, acknowledges and agrees that (i) when LIBOR ceases to exist or is deemed nonrepresentative, it will not be possible for the Bank to continue to charge interest at the LIBOR-based rate set forth in the Loan Documents, (ii) the Benchmark Replacement is a commercially reasonable substitute for, and a commercially substantial equivalent for, LIBOR and (iii) the use of the Benchmark Replacement as provided hereunder shall constitute a commercially reasonable, comparable or analogous substitute for LIBOR under or in any of the Loan Documents and Borrower hereby waives and releases the Bank, its employees, officers and directors from any and all Claims (as defined below) with respect to the discontinuation of the charging interest based on LIBOR and the outcome of the transition to the Benchmark Replacement in accordance with the terms of this Amendment. Borrower further confirms, acknowledges and agrees that as of the date hereof it has no claims or causes of action including, but not limited to offsets, credits, counterclaims, actions, defenses, affirmative defenses, suits, rights, causes of action, lawsuits, set-offs, costs, losses, controversies, agreements, promises and demands, or liabilities, of whatever kind or character (collectively “Claims”) against the Bank relating to the Loan. As used herein, Claims shall have the broadest possible meaning and include all defenses to enforcement of the Loan Documents. To the extent that any Claim may exist or might hereafter arise based on facts known or that should have been known that exist as of this date, Borrower hereby expressly and knowingly waives and releases such Claim.

7.      MISCELLANEOUS

a.      Condition to Effectiveness of this Amendment. This Amendment shall be effective upon the execution hereof by Borrower; provided, however, if the Loan is guaranteed by one or more guarantors, this Amendment shall not be effective until all guarantors have executed a ratification of guaranty acceptable to the Bank and substantially in the form appended to this Amendment, except to the extent the Bank, in its sole discretion, waives any such ratification (as may be evidenced by the implementation by the Bank of the amendments made hereby to the Loan).

b.      References. Subsequent to the date hereof, each and every reference in and to any Loan Document modified hereby shall be deemed to be a reference to such Loan Document, as so modified.

c.      Fees and Expenses. Borrower agrees to pay all fees, costs, charges and expenses incurred by the Bank in connection with the preparation, execution, negotiation and enforcement of this Amendment, including without limitation, the cost of any title rundown, title insurance endorsement, recording taxes, filing fees and the Bank’s reasonable attorneys’ fees.

d.      Entire Agreement. No statements, agreements or representations, oral or written, which may have been made to  the Borrower or to any employee or agent of the Borrower, or to any guarantor or third party, either by the Bank or by any employee or agent acting on the Bank’s behalf, with respect to the modification of the Loan, shall be of any force or effect, except to the extent documented in this Amendment.

e.       Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

f.      Governing Law. The provisions of this Amendment shall be construed, interpreted and enforced in accordance with the laws of the state that govern the applicable Loan Documents as the same may be in effect from time to time.

g.      Severability and Counterparts. If any provision of this Amendment or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Amendment (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. The parties may execute this Amendment in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

h.     Electronic Signature. Each person executing this Amendment agrees that the electronic signatures, whether pdf, scanned, digital, encrypted, captured or otherwise attached or imposed hereto, are intended to authenticate this Amendment and to have the same effect, validity and enforceability as manual signatures. Each person signing this Amendment and any ratification of guaranty, in their individual capacity, represents and warrants to and covenants to Bank that said signer is executing this Amendment or ratification of guaranty on behalf of the borrower or guarantor and is duly authorized and empowered to do so and to bind the obligor to the terms hereof. Bank is under no obligation to accept electronic signatures in any form or in any format unless expressly agreed to by Bank pursuant its approved procedures. If Bank accepts an electronic signature or an electronically delivered signature as the binding and effective record of this Amendment, the counterpart acknowledged in writing by Bank shall constitute the record hereof and the original document for the purposes of establishing the provisions hereof and shall be legally admissible under the best evidence rule and binding on and enforceable against each party hereto. The counterpart acknowledged in writing by Bank may be marked “Original” and perfection of a security interest by possession may only be accomplished by possession of the counterpart that bears Bank’s ink signed acknowledgement and is marked “Original.”

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Borrower Signers

The Amendment is hereby executed as of the stated date referenced on page 1 hereof.

Donegal Group Inc

/s/ Jeffrey D Miller

Jeffrey D Miller
Executive Vice President/CFO
jeffmiller@donegalgroup.com
717-471-5105

Counter Signers

/s/ Daniel J May

Daniel J May
Vice President
M&T Bank (a/k/a Manufacturers and Traders Trust Company), a New York banking corporation dmay@mtb.com
717-577-7868